UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2011
Meade Instruments Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Hubble, Irvine, California	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 451-1450
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of New Director
Effective December 8, 2011, the Board of Directors of Meade Instruments Corp. (the “Company”) appointed Mark D. Peterson to the Board of Directors. Mr. Peterson was also added to the Compensation Committee of the Board of Directors and was appointed as Chairman of the committee. Mr. Peterson will participate in the Company’s standard non-employee director compensation arrangements, under which he will receive annual cash compensation of $11,500 and an initial stock option award for 250 shares of the Company’s Common Stock.
Mr. Peterson, age 49, is currently a partner in the law firm of O’Melveny & Myers LLP, specializing in corporate and securities law. From March 2008 to May 2011, he served as senior vice president, chief legal officer, and secretary of Conexant Systems, Inc. (semiconductor devices). From August 2007 to March 2008, he served as senior vice president, general counsel and secretary of Targus Group International, Inc. (mobile computing accessories). From October 1997 to August 2007, he served in various senior roles at the Company, including senior vice president, general counsel and secretary. Mr. Peterson received a BS degree in accounting from Brigham Young University and a JD degree from the University of California — Berkeley, Boalt Hall School of Law.
There is no arrangement or understanding pursuant to which Mr. Peterson was elected as a director, and there are no related party transactions between the Company and Mr. Peterson.
(e) Approval of Form of Indemnity Agreement for Directors and Executive Officers.
On December 8, 2011, the Company’s Board of Directors approved a new form of indemnity agreement for the Company and each of its directors and executive officers, which amends and restates in its entirety the indemnity agreements previously entered between the Company and such directors and executive officers. The Company intends to enter into this form of indemnification agreement with Mr. Peterson and each of its current and future directors and executive officers.
Under the new indemnity agreement, the Company agrees to indemnify each of its directors and executive officers, to the fullest extent permitted by law and the Company’s Bylaws, against any claims related to his or her activities as a director, officer, employee or agent of the Company. The Company also agrees to advance expenses to the indemnified person, and the indemnified person agrees to repay the advanced amount if and to the extent it is ultimately determined that he or she was not entitled to be indemnified by the Company.
The above description of the new form of indemnity agreement is qualified in its entirety by reference to the form indemnity agreement attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Form of Indemnification Agreement for directors and executive officers of the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2011	MEADE INSTRUMENTS CORP. (Registrant)
	By:	/s/ John Elwood
Senior Vice President — Finance and
Administration, Chief Financial Officer

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